EXHIBIT 13.1

CERTIFICATION

The certification set forth below is being submitted in connection with Affimed N.V.’s Annual Report on Form 20-F for the fiscal year ended December 31, 2021 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Adi Hoess, the principal executive officer of Affimed N.V., certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Affimed N.V.

Date: March 31, 2022

/s/ Adi Hoess
Name:	Adi Hoess
Title:	Chief Executive Officer
(Principal Executive Officer)